SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                              ATTORNEYS AT LAW
                    280 PARK AVENUE, NEW YORK, N.Y. 10017
                                                                  TELEPHONE
                                                               (212) 286-4000



                               April 26, 1984




Lexington Goldfund, Inc.
580 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

          Re: Lexington Goldfund, Inc.
              Registration No. 2-72428
              ____________________________

Gentlemen:

        We have acted as counsel for Lexington Goldfund, Inc., a Delaware corporation (the "Company"), in connection with the public offering of shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to Post-Effective Amendment No. 5 to the Company's Registration Statement on Form N-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

     We have reviewed the Articles of Incorporation and By-Laws, as amended, of the Company, the form of stock certificate, resolutions of the Board of Directors of the Company reflecting certain proceedings of the Company, and the Registration Statement (together with exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies of other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents, and the conformity to the original documents of all copies submitted.

     The opinions expressed herein are limited to matters of law which govern the procedures for the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state of jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion, and so advise you, that the issuance of the Shares has been duly and validly authorized and, when duly sold, issued and paid for in the manner contemplated by the Registration Statement and the Prospectus contained therein and assuming that the consideration received therefor is not less than the par value thereof, the Shares will be legally issued, fully paid and non-assessable.

     In addition, pursuant to Rule 485(e) under the Securities Act of 1933, we have reviewed Post-Effective Amendment No. 5 to the Company's Registration Statement and we represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Lexington Goldfund, Inc.
April 26, 1984
Page Two



     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,
                                            /s/ Spengler Carlson Gubar
                                                Brodsky & Frischling